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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Plexus Corp. on Form S-3 of our report dated October 27, 1998 relating to the consolidated financial statements of Plexus Corp., and which appear on page F-2 in the Annual Report on Form 10-K of Plexus Corp. for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
September 29, 1999